Exhibit 99.1

Stepan Reports Third Quarter 2024 Results

Northbrook, Illinois, October 30, 2024 -- Stepan Company (NYSE: SCL) today reported:

Third Quarter 2024 Highlights

•
Reported net income was $23.6 million, up 88% versus prior year. Adjusted net income(1) was $23.7 million, up 61% versus prior year, largely due to higher margins and a lower effective tax rate. The year-over-year change in effective tax rate positively impacted net income by $6.8 million, or $0.30 per diluted share.
•
EBITDA(2) was $53.0 million and Adjusted EBITDA(2) was $53.1 million, up 18% and 11% respectively, year-over-year.
•
Global sales volume was down 1% year-over-year. Double digit growth in several Surfactant end markets was fully offset by demand weakness in Polymers.
•
Cash from Operations was $22.7 million during the quarter. Free cash flow(3) for the quarter was a negative $4.0 million.
•
The Company is on track to deliver its $50 million cost out goal for 2024 and recognized $13.3 million in pre-tax savings in the third quarter.

YTD 2024 Highlights

•
Reported net income was $47.0 million, up 14% versus prior year. Adjusted net income(1) was $47.7 million, up 10% year-over-year.
•
EBITDA(2) was $151.0 million and Adjusted EBITDA(2) was $151.9 million, up 8% and 7% respectively, year-over-year.
•
Global sales volume was up 1% year-over-year.

“Team Stepan delivered a solid quarter despite significant challenges. Third quarter adjusted EBITDA grew double digits driven by the Surfactant and Specialty Product businesses. Surfactants continued its volume recovery and experienced double-digit volume growth within the Agricultural, Oilfield and the Construction and Industrial Solutions end markets and also with our Distribution partners. Latin America Surfactant volume grew mid-single digits driven by strong demand within the Agricultural end markets in Brazil and new contracted business in Mexico," said Luis E. Rojo, President and Chief Executive Officer. "Rigid Polyol volume was down 13% during the quarter due to soft demand and competitive pressures. We believe the sluggish demand is related to global macro-economic uncertainties including the high interest rate environment. Specialty Polyols volume and margins were up during the quarter. Global margins continue to improve and remain in line with expectations. Free Cash Flow for the quarter was in line with our expectations as we built inventory levels for the hurricane season and in anticipation of two Polymer plant turnarounds in October. The third quarter results are a testament to the resilience of Team Stepan and give us a strong base to grow from."

Financial Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands, except per share data)	2024	2023	% Change	2024	2023	% Change
Net Sales	$546,842	$562,226	(3)%	$1,654,665	$1,793,637	(8)%
Operating Income	$23,949	$19,517	23%	$62,785	$58,383	8%
Net Income	$23,606	$12,571	88%	$47,020	$41,397	14%
Earnings per Diluted Share	$1.03	$0.55	87%	$2.05	$1.80	14%

Adjusted Net Income *	$23,661	$14,730	61%	$47,713	$43,206	10%
Adjusted Earnings per Diluted Share *	$1.03	$0.64	61%	$2.08	$1.88	11%

* See Table II for reconciliations of non-GAAP adjusted net income and adjusted earnings per diluted share.

Percentage Change in Net Sales

Net sales in the third quarter of 2024 decreased 3% year-over-year. The decline in net sales was impacted equally by a 1% drop in volume, lower selling prices and foreign currency translation.

	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Volume	(1)%	1%
Selling Price & Mix	(1)%	(9)%
Foreign Translation	(1)%	(—)%
Total	(3)%	(8)%

Segment Results

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Net Sales
Surfactants	$382,724	$373,836	2%	$1,153,339	$1,233,351	(6)%
Polymers	$149,796	$169,559	(12)%	$455,061	$495,200	(8)%
Specialty Products	$14,322	$18,831	(24)%	$46,265	$65,086	(29)%
Total Net Sales	$546,842	$562,226	(3)%	$1,654,665	$1,793,637	(8)%

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands, all amounts pre-tax)	2024	2023	% Change	2024	2023	% Change
Operating Income
Surfactants	$26,303	$15,373	71%	$69,445	$57,570	21%
Polymers	$15,248	$21,813	(30)%	$37,227	$48,137	(23)%
Specialty Products	$3,727	$2,402	55%	$15,314	$8,704	76%
Total Segment Operating Income	$45,278	$39,588	14%	$121,986	$114,411	7%
Corporate Expenses	$(21,329)	$(20,071)	6%	$(59,201)	$(56,028)	6%
Consolidated Operating Income	$23,949	$19,517	23%	$62,785	$58,383	8%

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions)	2024	2023	% Change	2024	2023	% Change
EBITDA	$53.0	$45.1	18%	$151.0	$140.1	8%

Adjusted EBITDA
Surfactants	$44.2	$31.6	40%	$122.9	$105.1	17%
Polymers	$23.4	$29.7	(21)%	$61.6	$72.6	(15)%
Specialty Products	$5.2	$3.9	33%	$19.8	$13.0	52%
Unallocated Corporate	$(19.7)	$(17.2)	15%	$(52.4)	$(48.2)	9%
Consolidated Adjusted EBITDA	$53.1	$48.0	11%	$151.9	$142.5	7%

Consolidated operating income increased $4.4 million, or 23%, year-over-year. Consolidated adjusted EBITDA increased $5.1 million, or 11%, year-over-year driven by higher Surfactant volume and margins, partially offset by demand weakness in Polymers.

•
Surfactant net sales were $382.7 million for the quarter, a 2% increase versus the prior year. Selling prices were up 1% primarily due to improved product and customer mix. Sales volume was up 3% year-over-year primarily due to double digit growth within the Agricultural, Oilfield and the Construction and Industrial Solutions end markets along with our distribution partners. This growth was partially offset by lower demand within the Consumer Products end markets. Foreign currency translation negatively impacted net sales by 2%. Surfactant operating income for the quarter increased $10.9 million, or 71%, versus the prior year. Surfactant adjusted EBITDA(2) increased $12.6 million, or 40%, versus the prior year. This increase was primarily driven by the 3% growth in sales volume and margin improvement that was partially offset by pre-operating expenses at the Company's new alkoxylation facility being built in Pasadena, Texas.
•
Polymer net sales were $149.8 million for the quarter, a 12% decrease versus the prior year. Selling prices decreased 3%, primarily due to the pass-through of lower raw material costs and competitive pressures. Sales volume declined 11% in the quarter primarily due to a 13% decrease in global Rigid Polyols demand and a 27% decrease in commodity Phthalic Anhydride volume. Specialty Polyols volume was up year-over-year. Foreign currency translation positively impacted net sales by 2%. Polymer operating income decreased $6.6 million, or 30%, versus the prior year. Polymer adjusted EBITDA(2) decreased $6.3 million, or 21%, versus the prior year primarily due to the 11% decline in sales volume.
•
Specialty Product net sales were $14.3 million for the quarter, a 24% decrease versus the prior year, primarily due to lower selling prices. Sales volume was down 5% versus the prior year. Specialty Product operating income increased $1.3 million, or 55%, versus the prior year. Specialty Product adjusted EBITDA(2) increased $1.3 million, or 33%. The increase in adjusted EBITDA(2) was primarily due to higher unit margins within the medium chain triglycerides product line.

Income Taxes

The Company's effective tax rate was a negative 10.7% during the third quarter of 2024 versus 20.6% in the third quarter of 2023. The decrease was primarily attributable to the Company's intention to make an election under the U.S. GILTI tax regime to exclude certain high taxed entities from the GILTI computation. The Company's effective tax rate was 18.9% for the first nine months of 2024 versus 20.5% for the first nine months of 2023.

Outlook

“Team Stepan continues to be focused on executing our strategic growth projects. We are pleased that several of our Surfactant businesses continue to deliver strong volume growth. Agricultural volumes grew double-digits in the third quarter which aligns with our expectations for a second half 2024 recovery. We remain optimistic Rigid Polyol demand will increase as the market gets more macro-economic clarity and the interest rate environment improves," said Luis E. Rojo, President and Chief Executive Officer. "Free cash flow should continue to improve versus prior year driven by the completion of our Pasadena investment, growth in market volumes, and our continued focus on cost reduction. We believe we are positioned to deliver full year Adjusted EBITDA growth and positive free cash flow.”

Notes

(1) Adjusted net income and adjusted earnings per share are non-GAAP measures which exclude deferred compensation income/expense, cash-settled stock appreciation rights (SARs) income/expense, certain environmental remediation-related costs as well as other significant and infrequent/non-recurring items. See Table II for reconciliations of non-GAAP adjusted net income and adjusted earnings per diluted share.

(2) EBITDA and adjusted EBITDA are non-GAAP measures. See Table VI for calculations and GAAP reconciliations of EBITDA and adjusted EBITDA.

(3) Free cash flow is a non-GAAP measure and reflects cash generated from operations minus capital expenditures. Cash generated from operations was $22.7 million during the third quarter of 2024 and capital expenditures were $26.7 million.

Conference Call

Stepan Company will host a conference call to discuss its second quarter results at 9:00 a.m. ET (8:00 a.m. CT) on October 30, 2024. The call can be accessed by phone and webcast. To access the call by phone, please click on this Registration Link, complete the form and you will be provided with dial in details and a PIN. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. The webcast can be accessed through the Investors/Conference Calls page at www.stepan.com. A webcast replay of the conference call will be available at the same location shortly after the call.

Supporting Slides

Slides supporting this press release will be made available at www.stepan.com through the Investors/Presentations page at approximately the same time as this press release is issued.

Corporate Profile

Stepan Company is a major manufacturer of specialty and intermediate chemicals used in a broad range of industries. Stepan is a leading merchant producer of surfactants, which are the key ingredients in consumer and industrial cleaning and disinfection compounds and in agricultural and oilfield solutions. The Company is also a leading supplier of polyurethane polyols used in the expanding thermal insulation market, and CASE (Coatings, Adhesives, Sealants, and Elastomers) industries.

Headquartered in Northbrook, Illinois, Stepan utilizes a network of modern production facilities located in North and South America, Europe and Asia.

The Company's common stock is traded on the New York Stock Exchange (NYSE) under the symbol SCL. For more information about Stepan Company please visit the Company online at www.stepan.com

More information about Stepan’s sustainability program can be found on the Sustainability page at www.stepan.com

Contact: Luis E. Rojo 847-446-7500

Certain information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements about Stepan Company’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, Stepan Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “should,” “illustrative” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Stepan Company and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond Stepan Company's control, that could cause actual results to differ materially from the forward-looking statements contained in this news release. Such risks, uncertainties and other important factors include, among other factors, the risks, uncertainties and factors described in Stepan Company's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports, and include (but are not limited to) risks and uncertainties related to accidents, unplanned production shutdowns or disruptions in manufacturing facilities; reduced demand due to customer product reformulations or new technologies; our inability to successfully develop or introduce new products; compliance with laws; our ability to identify suitable acquisition candidates and successfully complete and integrate acquisitions; global competition; volatility of raw material and energy costs and supply; disruptions in transportation or significant changes in transportation costs; downturns in certain industries and general economic downturns; international business risks, including currency exchange rate fluctuations, legal restrictions and taxes; unfavorable resolution of litigation against us; maintaining and protecting intellectual property rights; our ability to access capital markets; global political, military, security or other instability; costs related to expansion or other capital projects; interruption or breaches of information technology systems; our ability to retain executive management and key personnel; and our debt covenants.

These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

* * * * *

Tables follow

Table I

STEPAN COMPANY

For the Three and Nine Months Ended September 30, 2024 and 2023

(Unaudited – in 000's, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Sales	$546,842	$562,226	$1,654,665	$1,793,637
Cost of Sales	471,157	490,990	1,439,147	1,582,444
Gross Profit	75,685	71,236	215,518	211,193
Operating Expenses:
Selling	11,394	11,811	34,610	35,987
Administrative	26,254	22,904	73,513	68,132
Research, Development and Technical Services	13,532	14,477	41,881	43,720
Deferred Compensation Expense	556	(3,101)	2,729	(856)
	51,736	46,091	152,733	146,983

Business Restructuring Expense	-	5,628	-	5,827

Operating Income	23,949	19,517	62,785	58,383

Other Income (Expense):
Interest, Net	(3,621)	(2,987)	(9,353)	(9,674)
Other, Net	989	(690)	4,551	3,348
	(2,632)	(3,677)	(4,802)	(6,326)

Income Before Provision for Income Taxes	21,317	15,840	57,983	52,057
Provision for Income Taxes	(2,289)	3,269	10,963	10,660
Net Income	23,606	12,571	47,020	41,397
Net Income Per Common Share
Basic	$1.03	$0.55	$2.06	$1.82
Diluted	$1.03	$0.55	$2.05	$1.80
Shares Used to Compute Net Income Per Common Share
Basic	22,836	22,786	22,829	22,770
Diluted	22,923	22,930	22,936	22,956

Table II

Reconciliation of Non-GAAP Net Income and Earnings per Diluted Share*

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in thousands, except per share amounts)	2024	EPS	2023	EPS	2024	EPS	2023	EPS
Net Income Reported	$23,606	$1.03	$12,571	$0.55	$47,020	$2.05	$41,397	$1.80

Deferred Compensation Income	$(350)	$(0.02)	$(2,038)	$(0.09)	$(1,043)	$(0.05)	$(2,795)	$(0.12)
Business Restructuring Expense	$-	$-	$4,219	$0.18	$-	$-	$4,365	$0.19
Cash-Settled SARs Income	$-	$-	$(61)	$-	$-	$-	$(145)	$(0.01)
Environmental Remediation Expense	$405	$0.02	$39	$-	$1,736	$0.08	$384	$0.02
Adjusted Net Income	$23,661	$1.03	$14,730	$0.64	$47,713	$2.08	$43,206	$1.88

* All amounts in this table are presented after-tax

The Company believes that certain non-GAAP measures, in conjunction with comparable GAAP measures, are useful for evaluating the Company’s operating performance and financial condition. The Company uses this non-GAAP information as an indicator of business performance and evaluates management’s effectiveness with specific reference to these indicators. Management believes that these non-GAAP financial measures provide useful supplemental information because they exclude non-operational items that affect comparability between years. These measures should be considered in addition to, not as substitutes for or superior to, measures of financial performance prepared in accordance with GAAP and may differ from similarly titled measures presented by other companies. The Company's Annual Report on Form 10-K for the year ended December 31, 2023 contains additional information regarding the use of non-GAAP financial measures.

Summary of Third Quarter 2024 Adjusted Net Income Items

Adjusted net income excludes non-operational deferred compensation income/expense, cash-settled SARs income/expense, certain environmental remediation costs and other significant and infrequent or non-recurring items.

•
Deferred Compensation: The third quarter of 2024 reported net income includes $0.4 million of after-tax income versus $2.0 million of after-tax income in the prior year.

•
Environmental Remediation: The third quarter of 2024 reported net income includes $0.4 million of after-tax expense versus less than $0.1 million of after-tax expense in the prior year.

Table III

Reconciliation of Pre-Tax to After-Tax Adjustments

Management uses the non-GAAP adjusted net income metric to evaluate the Company's operating performance. Management excludes the items listed in the table below because they are non-operational items. The cumulative tax effect was calculated using the statutory tax rates for the jurisdictions in which the transactions occurred.

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in thousands, except per share amounts)	2024	EPS	2023	EPS	2024	EPS	2023	EPS
Pre-Tax Adjustments
Deferred Compensation Income	$(466)		$(2,717)		$(1,390)		$(3,726)
Business Restructuring Expense	$-		$5,628		$-		$5,827
Cash-Settled SARs Income	$-		$(82)		$-		$(193)
Environmental Remediation Expense	$541		$52		$2,315		$513
Total Pre-Tax Adjustments	$75		$2,881		$925		$2,421

Cumulative Tax Effect on Adjustments	$(20)		$(722)		$(232)		$(612)

After-Tax Adjustments	$55	$-	$2,159	$0.09	$693	$0.03	$1,809	$0.08

Table IV

Deferred Compensation Plans

The full effect of the deferred compensation plans on quarterly pre-tax income was $0.5 million of income versus $2.7 million of income in the prior year. The quarter-end market prices of Company stock and the impact of deferred compensation on specific income statement line items is summarized below:

	2024			2023
	9/30	6/30	3/31	12/31	9/30	6/30	3/31
Stepan Company	$77.25	$83.96	$90.04	$94.55	$74.97	$95.56	$103.03

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Deferred Compensation
Operating Income (Expense)	$(556)	$3,101	$(2,729)	$856
Other, net – Mutual Fund Gain (Loss)	1,022	(384)	4,119	2,870
Total Pre-Tax	$466	$2,717	$1,390	$3,726
Total After-Tax	$350	$2,038	$1,043	$2,795

Effects of Foreign Currency Translation

The Company’s foreign subsidiaries transact business and report financial results in their respective local currencies. These results are translated into U.S. dollars at average foreign exchange rates appropriate for the reporting period. The table below presents the impact that foreign currency translation had on select income statement line items.

($ in millions)	Three Months Ended September 30,		Change	Change Due to Foreign Currency Translation	Nine Months Ended September 30,		Change	Change Due to Foreign Currency Translation
	2024	2023			2024	2023
Net Sales	$546.8	$562.2	$(15.4)	$(5.6)	$1,654.7	$1,793.6	$(138.9)	$7.0
Gross Profit	75.7	71.2	$4.5	(0.9)	215.5	211.2	$4.3	0.1
Operating Income	23.9	19.5	$4.4	(0.4)	62.8	58.4	$4.4	0.2
Pretax Income	21.3	15.8	$5.5	(0.5)	58.0	52.1	$5.9	0.0

Corporate Expenses

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Total Corporate Expenses	$21,329	$20,071	6%	$59,201	$56,028	6%
Less:
Deferred Compensation (Income) Expense	$556	$(3,101)	NM	$2,729	$(856)	NM
Business Restructuring Expense	$-	$5,628	NM	$-	$5,827	NM
Environmental Remediation Expense	$541	$52	NM	$2,315	$513	NM
Adjusted Corporate Expenses	$20,232	$17,492	16%	$54,157	$50,544	7%

Adjusted Corporate expenses increased $2.7 million, or 16% for the quarter. This increase was primarily due to $3.3 million of higher expenses associated with a criminal social engineering scheme at one of the Company's subsidiaries in Asia, partially offset by productivity measures implemented in late 2023.

Table V

Stepan Company

Consolidated Balance Sheets

September 30, 2024 and December 31, 2023

	September 30, 2024	December 31, 2023
ASSETS
Current Assets	$918,158	$851,883
Property, Plant & Equipment, Net	1,201,946	1,206,665
Other Assets	293,685	304,806
Total Assets	$2,413,789	$2,363,354
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$721,293	$607,870
Deferred Income Taxes	10,676	10,373
Long-term Debt	348,670	401,248
Other Non-current Liabilities	113,785	127,373
Total Stepan Company Stockholders’ Equity	1,219,365	1,216,490
Total Liabilities and Stockholders’ Equity	$2,413,789	$2,363,354

Selected Balance Sheet Information

The Company’s total debt increased by $31.4 million and cash increased by $22.6 million versus June 30, 2024. The increase in debt primarily reflects higher borrowings against the Company's revolving credit facility that were partially offset by scheduled debt repayments. The Company’s net debt level increased $8.8 million versus June 30, 2024 and the net debt ratio remained constant at 31% in the quarter (Net Debt and Net Debt Ratio are non-GAAP measures, reconciliations of which are shown in the table below). Management uses the non-GAAP net debt metric to show a more complete picture of the Company's overall liquidity, financial flexibility and leverage level.

($ in millions)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net Debt
Total Debt	$688.5	$657.1	$646.0	$654.1
Cash	147.3	124.7	125.8	129.8
Net Debt	$541.2	$532.4	$520.2	$524.3
Equity	1,219.4	1,192.4	1,214.5	1,216.5
Net Debt + Equity	$1,760.6	$1,724.8	$1,734.7	$1,740.8
Net Debt / (Net Debt + Equity)	31%	31%	30%	30%

The major working capital components were:

($ in millions)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net Receivables	$434.1	$437.3	$446.6	$422.1
Inventories	296.7	266.0	257.1	265.6
Accounts Payable	(257.1)	(251.2)	(256.9)	(233.0)
	$473.7	$452.1	$446.8	$454.7

Table VI

Reconciliations of Non-GAAP EBITDA and Adjusted EBITDA

Management uses the non-GAAP EBITDA and adjusted EBITDA metrics to evaluate the Company's operating performance. Management excludes the items listed in the table below because they are non-operational items. Refer to the Income Statement on Table I for a bridge between Operating Income and Net Income.

	Three Months Ended September 30, 2024

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$26.3	$15.2	$3.7	$(21.3)	$23.9
Depreciation and Amortization	$17.9	$8.2	$1.5	$0.5	$28.1
Other, Net Income	$-	$-	$-	$1.0	$1.0
EBITDA					$53.0
Deferred Compensation	$-	$-	$-	$(0.4)	$(0.4)
Environmental Remediation	$-	$-	$-	$0.5	$0.5
Adjusted EBITDA	$44.2	$23.4	$5.2	$(19.7)	$53.1

	Three Months Ended September 30, 2023

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$15.4	$21.8	$2.4	$(20.1)	$19.5
Depreciation and Amortization	$16.3	$7.9	$1.5	$0.6	$26.3
Other, Net Income	$-	$-	$-	$(0.7)	$(0.7)
EBITDA					$45.1
Deferred Compensation	$-	$-	$-	$(2.7)	$(2.7)
Cash Settled SARs	$(0.1)	$-	$-	$-	$(0.1)
Business Restructuring	$-	$-	$-	$5.6	$5.6
Environmental Remediation	$-	$-	$-	$0.1	$0.1
Adjusted EBITDA	$31.6	$29.7	$3.9	$(17.2)	$48.0

	Nine Months Ended September 30, 2024

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$69.4	$37.2	$15.3	$(59.2)	$62.7
Depreciation and Amortization	$53.5	$24.4	$4.5	$1.3	$83.7
Other, Net Income	$-	$-	$-	$4.6	$4.6
EBITDA					$151.0
Deferred Compensation	$-	$-	$-	$(1.4)	$(1.4)
Environmental Remediation	$-	$-	$-	$2.3	$2.3
Adjusted EBITDA	$122.9	$61.6	$19.8	$(52.4)	$151.9

	Nine Months Ended September 30, 2023

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$57.6	$48.1	$8.7	$(56.0)	$58.4
Depreciation and Amortization	$47.7	$24.5	$4.3	$1.9	$78.4
Other, Net Income (Expense)	$-	$-	$-	$3.3	$3.3
EBITDA					$140.1
Deferred Compensation	$-	$-	$-	$(3.7)	$(3.7)
Cash Settled SARs	$(0.2)	$-	$-	$-	$(0.2)
Business Restructuring	$-	$-	$-	$5.8	$5.8
Environmental Remediation	$-	$-	$-	$0.5	$0.5
Adjusted EBITDA	$105.1	$72.6	$13.0	$(48.2)	$142.5